EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated October 30, 2017, with respect to the audited financial statements of iMine Corporation (formerly known as Diamante Minerals, Inc.) for the years ended July 31, 2017 and 2016.

“DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Professional Accountants

August 23, 2018